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                                                                  Exhibit (j)(2)

                     TRANSFER AGENCY AND REGISTRAR AGREEMENT

                  The Transfer Agency and Registrar Agreement of F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED, (the "Fund"), a corporation organized under the laws of Maryland and having its principal place of business at 301 E. Colorado Blvd., Pasadena, California 91101, made and agreed to by and between the Fund and PFPC INC. (the "Transfer Agent"), a Massachusetts corporation with principal offices at 400 Bellevue Parkway, Wilmington, DE 19809 on January __, 2003, to read in its entirety as follows:

                               WI T N E S S E T H

                  That for and in consideration of the mutual covenants and promises hereinafter set forth, the Fund and the Transfer Agent agree as follows:

         1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, Partnership Agreement, or similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

                  (b) "Authorized Person" shall be deemed to include any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in a certificate furnished to the Transfer Agent pursuant to
Section 4(c) hereof as may be received by the Transfer Agent from time to time.

                  (c) "Board of Directors" shall mean the Board of Directors, Board of Trustees or, if the Fund is a limited partnership, the General Partner(s) of the Fund, as the case may be.

                  (d) "Commission" shall mean the Securities and Exchange Commission.

                  (e) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (f) "Fund" shall mean the entity executing this Agreement, and if it is a series fund, as such term is used in the 1940 Act, such term shall mean each series of the Fund hereafter created, except that appropriate documentation with respect to each series must be presented to the Transfer Agent before this Agreement shall become effective with respect to each such series.

                  (g) "1940 Act" shall mean the Investment Company Act of 1940.

                  (h) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person.

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                  (i) "Prospectus" shall mean the most recently dated Fund
Prospectus, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (j) "Shares" refers collectively to such shares of capital stock, beneficial interest or limited partnership interests, as the case may be, of the Fund as may be issued from time to time and, if the Fund is a closed-end or a series fund, as such terms are used in the 1940 Act any other classes or series of stock, shares of beneficial interest or limited partnership interests that may be issued from time to time.

                  (k) "Shareholder" shall mean a holder of shares of capital stock, beneficial interest or any other class or series, and also refers to partners of limited partnerships.

                  (l) "Written Instructions" shall mean a written communication signed by a person reasonably believed by the Transfer Agent to be an Authorized Person and actually received by the Transfer Agent. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

         2. Appointment of the Transfer Agent. The Fund hereby appoints and constitutes the Transfer Agent as transfer agent, registrar and dividend disbursing agent for Shares of the Fund, as shareholder servicing agent for the Fund, and as plan agent under the Fund's Dividend Reinvestment and Cash Purchase Plan. The Transfer Agent accepts such appointments and agrees to perform the duties hereinafter set forth.

         3. Compensation. As compensation for custody services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC or cause PFPC to be paid a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC. The Fund acknowledges that PFPC may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

         4. Documents. In connection with the appointment of the Transfer Agent, the Fund shall deliver or caused to be delivered to the Transfer Agent the following documents on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for the Transfer Agent to prepare to perform its duties hereunder:

                  (a) If applicable, specimens of the certificates for Shares of the Fund;

                  (b) All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund;

                  (c) A signature card bearing the signatures of any officer of the Fund or other Authorized Person who will sign Written Instructions or is authorized to give Oral Instructions;

                  (d) A certified copy of the Articles of Incorporation, as amended;

                  (e) A certified copy of the By-laws of the Fund, as amended;

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                  (f) A copy of the resolution of the Board of Directors
authorizing the execution and delivery of this Agreement;

                  (g) A certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund; and

                  (h) An opinion of counsel for the Fund with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933, as amended.

         5. Further Documentation. The Fund will also furnish the Transfer Agent with copies of the following documents promptly after the same shall become available:

                  (a) each resolution of the Board of Directors authorizing the issuance of Shares;

                  (b) any registration statements filed on behalf of the Fund and all pre-effective and post-effective amendments thereto filed with the Commission;

                  (c) a certified copy of each amendment to the Articles of Incorporation or the By-laws of the Fund;

                  (d) certified copies of each resolution of the Board of Directors or other authorization designating Authorized Persons; and

                  (e) such other certificates, documents or opinions as the Transfer Agent may reasonably request in connection with the performance of its duties hereunder.

         6. Representations of the Fund. The Fund represents to the Transfer Agent that all outstanding Shares are validly issued, fully paid and non-assessable. When Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus, such Shares shall be validly issued, fully paid and non-assessable.

         7. Distributions Payable in Shares. In the event that the Board of Directors of the Fund shall declare a distribution payable in Shares, the Fund shall deliver or cause to be delivered to the Transfer Agent written notice of such declaration signed on behalf of the Fund by an officer thereof, upon which the Transfer Agent shall be entitled to rely for all purposes, certifying (i) the identity of the Shares involved, (ii) the number of Shares involved, and
(iii) that all appropriate action has been taken.

         8. Duties of the Transfer Agent. The Transfer Agent shall be responsible for administering and/or performing those functions typically performed by a transfer agent; for acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares in accordance with the terms of the Prospectus and applicable law. The operating

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standards and procedures to be followed shall be determined from time to time by agreement between the Fund and the Transfer Agent and shall initially be as described in Schedule A attached hereto. In addition, the Fund shall deliver to the Transfer Agent all notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

         9. Record Keeping and Other Information. The Transfer Agent shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule A in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All records shall be available during regular business hours for inspection and use by the Fund. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

                  Upon reasonable notice by the Fund, the Transfer Agent shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Fund, or any person retained by the Fund as may be necessary for the Fund to evaluate the quality of the services performed by the Transfer Agent pursuant hereto.

         10. Other Duties. In addition to the duties set forth in Schedule A, the Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and the Transfer Agent. The compensation for such other duties and functions shall be as may be agreed to in writing from time to time by the Fund and PFPC.

         11.      Reliance by Transfer Agent; Instructions

                  (a) The Transfer Agent will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund pursuant to Section 4(c). The Transfer Agent will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of the Transfer Agent.

                  (b) At any time, the Transfer Agent may apply to any Authorized Person of the Fund for Written Instructions and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for the Transfer Agent. Written Instructions requested by the Transfer Agent will be provided by the Fund within a reasonable period of time. In addition, the Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by

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confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect the Transfer Agent's right to rely on Oral Instructions. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of a person reasonably believed by the Transfer Agent to be an Authorized Person.

                  (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

         12. Acts of God, etc. Neither party shall be liable or responsible for delays or errors by acts of God or by reason of circumstances beyond its control, including acts of civil or military authority, acts of terrorism, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

         13. Duty of Care and Indemnification. The Fund will indemnify the Transfer Agent against and defend and hold it harmless from any and all losses, claims, damages, liabilities or expenses of any sort or kind (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit or other proceeding (a "Claim") unless such Claim has been judicially determined to have resulted from a negligent failure to act or omission to act or bad faith of the Transfer Agent in the performance of its duties hereunder. In addition, the Fund will indemnify the Transfer Agent against and defend and hold it harmless from any Claim, damages, liabilities or expenses (including reasonable counsel fees) that is a result of: (i) any action taken in accordance with Written or Oral Instructions, or any other instructions, or share certificates reasonably believed by the Transfer Agent to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by the Transfer Agent to have been given by counsel for the Fund or its own counsel; or (iii) any action taken as a result of any error or omission in any record (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) delivered, or caused to be delivered by the Fund to the Transfer Agent in connection with this Agreement.

                  In any case in which the Fund may be asked to indemnify or hold the Transfer Agent harmless, the Fund shall be advised of all pertinent facts concerning the situation in question. The Transfer Agent will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Fund although the failure to do so shall not prevent recovery by the Transfer Agent. The Fund shall have the option to defend the Transfer Agent against any Claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and satisfactory to the Transfer Agent, and thereupon the Fund shall take over complete defense of the Claim and the Transfer Agent shall sustain no further legal or other expenses in respect of such Claim. The Transfer Agent will not confess any Claim or make

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any compromise in any case in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

         14. Consequential Damages. In no event and under no circumstances shall either party under this Agreement be liable to the other party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement or for any act or failure to act hereunder.

         15.      Term and Termination.

                  (a) This Agreement shall be effective on the date first written above and shall continue in effect from year to year so long as such continuance is specifically approved at least annually by the Board of Directors of the Fund, provided that it may be terminated by either party upon 90 days written notice.

                  (b) In the event a termination notice is given by the Fund, it shall be accompanied by a resolution of the Board of Directors, certified by the Secretary of the Fund, designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Fund, the Transfer Agent will deliver to such successor a certified list of shareholders of the Fund (with names and addresses), and all other relevant books, records, correspondence and other Fund records or data in the possession of the Transfer Agent, and the Transfer Agent will cooperate with the Fund and any successor transfer agent or agents in the substitution process.

         16. Confidentiality. Both parties hereto agree that any non public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of the Commission or other governmental agency. Notwithstanding the foregoing, each party that any Nonpublic Personal Information, as defined under Section 248.3 of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any nonpublic Personal Information received in connection with this Agreement, to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

         17. Amendment. This Agreement may only be amended or modified by a written instrument executed by both parties.

         18. Subcontracting. The Fund agrees that the Transfer Agent may, in its discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto;

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provided that the appointment of any such Transfer Agent shall not relieve the
Transfer Agent of its responsibilities hereunder.

         19.      Miscellaneous.

                  (a) Notices. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Fund:

                  F&C/Claymore Preferred Securities Income Fund Incorporated 301 E. Colorado Blvd., Suite 720
                  Pasadena, California 91101
                  Attention: Donald F. Crumrine

                  To the Transfer Agent:

                  PFPC Inc.
                  400 Bellevue Parkway
                  Wilmington, DE 19809

                  Attention: President

                  (with copy to General Counsel - same address)

                  (b) Successors. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns, provided, however, that this Agreement shall not be assigned to any person other than a person controlling, controlled by or under common control with the assignor without the written consent of the other party, which consent shall not be unreasonably withheld.

                  (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

                  (e) Captions. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (f) Use of Transfer Agent's Name. The Fund shall not use the name of the Transfer Agent in any Prospectus, Statement of Additional Information, shareholders' report, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing; provided, that the Transfer Agent need only receive notice of all reasonable uses of its

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name which merely refer in accurate terms to its appointment hereunder or which are required by any government agency or applicable law or rule. Notwithstanding the foregoing, any reference to the Transfer Agent shall include a statement to the effect that it is a wholly owned subsidiary of American Express Information Services Corporation.

                  (g) Use of Fund's Name. The Transfer Agent shall not use the name of the Fund or material relating to the Fund on any documents or forms for other than internal use in a manner not approved prior thereto in writing; provided, that the Fund need only receive notice of all reasonable uses of its name which merely refer in accurate terms to the appointment of the Transfer Agent or which are required by any government agency or applicable law or rule.

                  (h) Independent Contractors. The parties agree that they are independent contractors and not partners or co-venturers.

                  (i) Entire Agreement; Severability. This Agreement and the Schedules attached hereto constitute the entire agreement of the parties hereto relating to the matters covered hereby and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                           F&C/CLAYMORE PREFERRED SECURITIES
                                           INCOME FUND INCORPORATED

                                           By:      _________________
                                           Title:

                                           PFPC, INC.

                                           By:      _________________
                                           Title:

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                                                                  Exhibit (j)(2)

                                   Schedule A

                          DUTIES OF THE TRANSFER AGENT

          1. Shareholder Information. The Transfer Agent or its agent shall maintain a record of the number of Shares held by each holder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

          2. Shareholder Services. The Transfer Agent or its agent will investigate all inquiries from shareholders of the Fund relating to Shareholder accounts and will respond to all communications from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Fund.

          3.      Share Certificates.

                  (a) At the expense of the Fund, it shall supply the Transfer Agent or its agent with an adequate supply of blank share certificates to meet the Transfer Agent or its agent's requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, the Transfer Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

                  (b) The Transfer Agent or its agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by the Transfer Agent or its agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the Transfer Agent or its agent, with the Fund and the Transfer Agent or its agent as obligees under the bond.

                  (c) The Transfer Agent or its agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereto, the Transfer Agent or its agent shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification. The Transfer Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

          4. Mailing Communications to Shareholders; Proxy Materials. The Transfer Agent or its agent will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, the Transfer Agent or its Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.
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          5.      Sales of Shares.

                  (a) Suspension of Sale of Shares. The Transfer Agent or its agent shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of the Transfer Agent or its agent to rely on such Written Instructions or official notice.

                  (b) Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent or its agent will: (i) give prompt notice of such return to the Fund or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as the Transfer Agent may from time to time deem appropriate.

          6.      Transfer.

                  (a) Requirements for Transfer of Shares. The Transfer Agent or its agent shall process all requests to transfer Shares in accordance with oral or written instructions or otherwise pursuant to the transfer procedures set forth in the Fund's Prospectus. The Transfer Agent or its agent will transfer Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer, accompanied by such documents as the Transfer Agent or its agent reasonably may deem necessary.

                  The Transfer Agent or its agent reserves the right to refuse to transfer Shares until it is satisfied that the endorsement on the instructions is valid and genuine. The Transfer Agent or its agent also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers which the Transfer Agent or its agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer.

          7.      Dividends.

                  (a) Notice to Agent and Custodian. Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to the Transfer Agent or its agent a copy of a resolution of the Fund's Board of Directors certified by the Secretary of the Fund setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of that date, the total amount payable to the Transfer Agent or its agent on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value.

                  On or before the payment date specified in such resolution of the Board of Directors, the Custodian of the Fund will pay to the Transfer Agent sufficient cash to make payment to the shareholders of record as of such payment date that are not participating in the Fund's Dividend Reinvestment and Cash Purchase Plan.

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                  (b) Insufficient Funds for Payments. If the Transfer Agent or
its agent does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all shareholders of the Fund as of the record date, the Transfer Agent or its agent will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent or its agent.













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                                    Exhibit 1
                                       to
                                   Schedule A

                               Summary of Services

                  The services to be performed by the Transfer Agent or its agent shall be as follows:

          A.      DAILY RECORDS

                  Maintain daily the following information with respect to each Shareholder account as received:

Name and Address (Zip Code)

Class of Shares

Taxpayer Identification Number

Balance of Shares held by Agent

Beneficial owner code: i.e., male, female, joint tenant, etc.

Dividend code (reinvestment)

Number of Shares held in certificate form

          B.      OTHER DAILY ACTIVITY

Answer written inquiries relating to Shareholder accounts (matters relating to portfolio management, distribution of Shares and other management policy questions will be referred to the Fund).

Process additional payments into established Shareholder accounts in accordance with Written Instruction from the Agent.

Upon receipt of proper instructions and all required documentation, process requests for repurchase of Shares.

Identify redemption requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by the Agent in accordance with written instruments set forth by the Fund.

Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied.

Issue and mail replacement checks.

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Open new accounts and maintain records of exchanges between accounts.

          C.      DIVIDEND ACTIVITY

Calculate and process Share dividends and distributions as instructed by the Fund.

Compute, prepare and mail all necessary reports to Shareholders or various authorities as requested by the Fund. Report to the Fund reinvestment plan share purchases and determination of the reinvestment price.

          D.      MEETINGS OF SHAREHOLDERS

Cause to be mailed proxy and related material for all meetings of Shareholders. Tabulate returned proxies (proxies must be adaptable to mechanical equipment of the Agent or its agents) and supply daily reports when sufficient proxies have been received.

Prepare and submit to the Fund an Affidavit of Mailing.

At the time of the meeting, furnish a certified list of Shareholders, hard copy, microfilm or microfiche and, if requested by the Fund, Inspection of Election.

          E.      PERIODIC ACTIVITIES

Cause to be mailed reports, Prospectuses, and any other enclosures requested by the Fund (material must be adaptable to mechanical equipment of Agent or its agents).

Receive all notices issued by the Fund with respect to the Preferred Shares in accordance with and pursuant to the Articles of Incorporation and the Indenture and perform such other specific duties as are set forth in the Articles of Incorporation including a giving of notice of a special meeting and notice of redemption in the circumstances and otherwise in accordance with all relevant provisions of the Articles of Incorporation.


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